     As filed with the Securities and Exchange Commission on March 30, 1998
                                             Registration No. 333-______________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        U.S. RESTAURANT PROPERTIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             MARYLAND                                    75-2687420
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

          5310 HARVEST HILL ROAD                            75230
                SUITE 270                                (Zip Code)
              DALLAS, TEXAS
(Address of Principal Executive Offices)


                  U.S. RESTAURANT PROPERTIES, INC. OPTION PLAN
                            (Full Title of the Plan)

                               ROBERT J. STETSON
                        U.S. RESTAURANT PROPERTIES, INC.
                             5310 HARVEST HILL ROAD
                                   SUITE 270
                             DALLAS, TEXAS   75230
                    (Name and Address of Agent For Service)
                                 (972) 387-1487
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                KENNETH L. BETTS
                        WINSTEAD SECHREST & MINICK P.C.
                                1201 ELM STREET
                                   SUITE 5400
                             DALLAS, TEXAS   75270

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
        Title of                                 Proposed                Proposed
    Securities to be          Amount              Maximum                Maximum
       Registered             to be           Offering Price            Aggregate              Amount of
                            Registered         Per Share(1)         Offering Price(1)     Registration Fee(2)
----------------------------------------------------------------------------------------------------------------
 Common Stock, par        450,000 Shares          $27.44               $12,348,000              $3,643
 value $.01 par share
================================================================================================================

(1)    Estimated solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices of the Registrant's common stock on March 25, 1998 (as reported on the New York Stock Exchange).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

1.     PLAN INFORMATION.*

2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below hereby are incorporated by reference into this registration statement on Form S-8 (the "Registration Statement"). All documents subsequently filed by U.S. Restaurant Properties, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the filing of a post-effective amendment to the Registration Statement which indicates that all shares of the Company's common stock offered hereunder have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

         2. The description of the Company's common stock contained in the registration statement on Form 8-A under the Exchange Act filed by the Company with the Commission on February 20, 1997.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not required.  The Registrant's Common Stock has been registered under
Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Articles of Incorporation obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities.
These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals.

         The Articles of Incorporation require the Company to indemnify (a) the Company's directors and officers whether serving the Company or at its request any other entity who have been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (b) other employees and agents of the Company to such extent as shall be authorized by the Board of Directors or the Company's Bylaws and be permitted by law. In addition, the Articles of Incorporation require the Company to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a director or officer who is a party to a proceeding under procedures provided for under the Maryland General Corporation Law (the "MGCL"). The Company's Bylaws also permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as the Board of Directors deems to be in the interest of the Company and as may be permitted by the MGCL for directors, officers and employees of Maryland corporations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the legality of the securities being registered.

         23.1    Consent of Deloitte & Touche LLP.

         23.2 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

         24.1    Power of Attorney (See Page II-5 of this Registration
                 Statement).

         99.1    U.S. Restaurant Properties, Inc. Option Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 30, 1998.

                                    U.S. RESTAURANT PROPERTIES, INC.


                                    By:            /s/ Robert J. Stetson
                                         --------------------------------------
                                        Name:        Robert J. Stetson
                                        Title:       Chief Executive Officer
                                                     and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Stetson and Michael D. Warren, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file any and all documents relating to this Registration Statement, including any and all amendments, post-effective amendments, abbreviated registration statements pursuant to Rule 462 under the Securities Act of 1933, exhibits and supplements thereto, with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Signature                                    Capacity                                 Date
      ---------                                    --------                                 ----


       /s/ Robert J. Stetson             Chief Executive Officer, President,         March 30, 1998
------------------------------           and Director (Principal Executive
Robert J. Stetson                        Officer)


       /s/ Fred H. Margolin              Chairman of the Board, Secretary            March 30, 1998
-----------------------------            and Director
Fred H. Margolin


       /s/ Michael D. Warren             Director of Finance                         March 30, 1998
----------------------------             (Principal Financial Officer and
Michael D. Warren                        Principal Accounting Officer)


       /s/ Gerald G. Graham              Director                                    March 30, 1998
-----------------------------
Gerald G. Graham


       /s/ Darrel L. Rolph               Director                                    March 30, 1998
----------------------------
Darrel L. Rolph


       /s/ David K. Rolph                Director                                    March 30, 1998
----------------------------
David K. Rolph


       /s/ Eugene G. Taper               Director                                    March 30, 1998
---------------------------
Eugene G. Taper



                                 EXHIBIT INDEX


                                                                           Sequentially Numbered
           Exhibit Number                         Description                      Pages
           --------------                         -----------                      -----
             5.1                      Opinion of Winstead Sechrest &
                                      Minick P.C. regarding the
                                      validity of the securities being
                                      registered.

             23.1                     Consent of Deloitte & Touche LLP.

             23.2                     Consent of Winstead Sechrest &
                                      Minick P.C. (included as part of
                                      Exhibit 5.1).
             24.1                     Power of Attorney (See Page II-5
                                      of this Registration Statement).

             99.1                     U.S. Restaurant Properties, Inc.
                                      Option Plan.